Exhibit a (iii) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K

                            CERTIFIED RESOLUTIONS OF

                               OLD WESTBURY FUNDS, INC.


      The undersigned hereby certifies that he is an Officer of Old Westbury Funds, Inc. (the "Corporation"), and further certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation on October 18, 1996, by written consent and are still in full force and effect.

      RESOLVED, that the principal executive offices of the Fund be, and hereby are changed to and maintained at the Federated Tower, Pittsburgh, Pennsylvania 15222-3779.

      RESOLVED, that the agent for service of process for the Fund in Maryland is hereby changed to Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202.

      RESOLVED, that the Secretary of the Fund is hereby authorized to file and amend the necessary documents for changing the business address in Maryland and the Agent for Service in Maryland of the Fund to Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202.

      IN WITNESS WHEREOF, I hereunto set my hand this 18th day of August, 1997.

                                    /S/ C. GRANT ANDERSON
                                        C. Grant Anderson
                                        Secretary